Exhibit 16.1

September 25, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:    Force Fuels, Inc. (formerly DSE Fishman, Inc.)
      File No.: 000-49993

Commissioners:

We have read the statements made by Force Fuels, Inc., pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K/A report dated September 24, 2008. We agree with the statements in Item 4.01 concerning our Firm in such Form 8-K/A.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Very truly yours,

/s/ Li & Company, PC
Li & Company, PC